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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
                           (as of December 31, 2000)


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
                                     Name                                          Ownership
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
1.  BuyGolf.com, Inc., a Delaware corporation                                         100%
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2.  BUY CORP EUROPE, INC., a California                                               100%
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3.  BUY.COM ENTERTAINMENT INC., a Delaware corporation (wholly-owned                  100%
 subsidiary)
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4.  Aqueduct (formerly BuyNow Inc.)                                                     9%
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5.  INTERNET COMPUTERSTORE.COM INC., a California corporation                         100%
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6.  TelStreet.Com, Inc., an Indiana Corporation                                       100%
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7.  Buy.Com Limited                                                                    50%
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8.  Buy.Com Pty. Limited                                                               50%
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